486
                        PENNSYLVANIA DEPARTMENT OF STATE
                               CORPORATION BUREAU
                         ROOM 308 NORTH OFFICE BUILDING
                                  P.O. BOX 8722
                            HARRISBURG, PA 17105-8722



SENECA RESOURCES CORPORATION




     THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA. IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, CALL (717) 787-1057.

















                                               ENTITY NUMBER: 0220438

                                               MICROFILM NUMBER: 09963

                                               1083 - 1086





CT CORP SYSTEM
COUNTER

Microfilm Number 9963-1083   Filed with the Department of State AUG 31 1999
Entity Number  220438             /s/ Kim (illegible)
                           Secretary of the Commonwealth

                ARTICLES OF MERGER-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1926 (Rev 90)

     In compliance with the requirements of 15 Pa.C.S. ss. 1926 (relating to articles of merger or consolidation), the undersigned business corportation, desiring to effect a merger, hereby state that:

1. The name of the corporation surviving the merger is: Seneca Resources Corporation

2.   (Check and complete one of the following):

       x   The surviving  corporation is a domestic business corporation and the
      ---
           (a) address of its current  registered office in this Commonwealth or
           (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a)      ________________________________________________________________
            Name and Street       City        State     Zip       County


(b)      c/o:  CT Corporation Systems        Pennsylvania  Philadelphia
            Name of Commercial Registered Office-Provider     County


     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

     __The surviving corporation is a qualified foreign business corporation incorporated under the laws of _____ and the (a) address of its current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):


         (a)____________________________________________________________________
            Name and Street       City        State     Zip            County

         (b)c/o:________________________________________________________________
            Name of Commercial Registered Office-Provider              County


For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

___The surviving corporation is a nonqualified foreign business corporation incorporated under the laws of

-----------------------------------------------------------------------------
Number and Street        City         State        Zip              County

9963-1084



3. The name and the address of the registered office in this Commonwealth or name of its commercial registered office provider and the county of venue of each other domestic business corporation and qualified foreign business corporation which is a party to the plan of merger are as follows:

Name of Corporations     Address of Registered Office or            County
                         Name of Commercial Registered
                         Office Provider

     N/A


4. (Check, and if appropriate complete, one of the following):

____The Plan of merger shall be effective upon filing these Articles of Merger in the Department of State.

  X  The plan of merger shall be effective on August 31, 1999 at N/A
----                                         ---------------    -----
                                               Date             Hour

5. The manner in which the plan of merger was adopted by each domestic corporation is as follows:

Name of corporation                   Manner of adoption

Seneca Resources Corporation          Adopted by the Board
                                      of Directors and Shareholders
                                      pursuant to 15 PACS. ss.1924.

6. The plan was authorized, adopted or approved, as the case may be, by the foreign business corporation (or each of the foreign corporations) party to the plan in accordance with the laws of the jurisdiction in which it is incorporated.

7. (Check, and complete, one of the following):

  X  The  plan of merger is set forth in full in Exhibit A  attached  hereto and
-----
made a part hereof.

___Pursuant to 15 Pa.C.S. ss.1901 (relating to omission of certain provisions from filed plans) the provisions, if any, of the plan of merger that amended or constitutes the operative Articles of Incorporation of the surviving corporation as in effect subsequent to the effective date of the plan are set forth in full in Exhibit A attached hereto and made a part thereof. The full text of the plan of merger is on file at the principal place of business of the surviving corporation, the address of which is:

------------------------------------------------------------------------
Number and Street             City      State                Zip  County

9963-1085


     IN TESTIMONY WHEREOF, the undersigned corporation or each undersigned corporation has caused these Articles of Merger to be signed by a duly authorized officer thereof this 31st day of August, 1999.


                          Seneca Resources Corporation
                              (Name of Corporation)
                            By: /s/ John F. McKnight
                                    (Signature)
                            Title:  Vice President


                           Harcor Energy, Inc.
                              (Name of Corporation)
                           By: /s/ Phillip C. Ackerman
                                     (Signature)
                          Title: President and Director

                                    EXHIBIT A

                   MERGER OF HARCOR ENERGY, INC. WITH AND INTO
                          SENECA RESOURCES CORPORATION


                                 PLAN OF MERGER

     In accordance with Section 1922 of the Pennsylvania Business Corporation Law, the following is a summary of the proposed merger of Harcor Energy, Inc., a Delaware corporation, with and into Seneca Resources Corporation, a Pennsylvania corporation:

Surviving Corporation:              Seneca Resources Corporation, a Pennsylvania
                                    corporation ("Seneca" or the "Surviving
                                    Corporation")

Merged Corporation:                 Harcor Energy, Inc., a Delaware corporation
                                    and a wholly-owned subsidiary of Seneca
                                    ("Harcor" or the "Merged Corporation")


The terms and conditions of the merger:

         (a) The Boards of Directors of Seneca and Harcor have determined by unanimous written consent that Seneca will merge into itself its wholly-owned subsidiary, Harcor (the "Merger") and will assume all of Harcor's liabilities and obligations.

         (b)      The Merger will be effective on August 31, 1999.

         (c) The articles of incorporation and bylaws of the Surviving Corporation as they shall exist on the effective date of the Merger will be and remain the articles of incorporation and the bylaws of the Surviving Corporation until the same shall be altered, amended and repealed as therein provided.

         (d) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

The manner and basis of converting the shares of each corporation into shares, obligations, or other securities of the surviving corporation or into money or other property in whole or part:

         (a) Each share of common stock of the Surviving Corporation which shall be issued and outstanding on the effective date of the Merger, shall remain issued and outstanding.

         (b) Each share of common stock of the Merged Corporation, including treasury shares, shall be, by virtue of the Merger and without any action on the part of the holder thereof, at the effective time of the Merger no longer be outstanding and shall at such time be canceled and retired and shall cease to exist.